Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TC Power Management Corp. (the "Company") on Form 10-QSB for the quarter ended February 29, 2008 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Gordon W. Douglas, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to TC Power Management Corp., and will be retained by TC Power Management Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated this 14th day of April, 2008.

/s/ Gordon W. Douglas
Gordon W. Douglas
Chief Executive Officer, Chief Financial Officer,
Secretary, Treasurer, and a Director